Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-181749-09) of Baltimore Gas and Electric Company of our report dated February 13, 2014 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Baltimore Gas and Electric Company, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Baltimore, Maryland
February 13, 2014